Exhibit 3(xxxii)

State of California

Secretary of State

Certificate of Filing

I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

That on the 14th day of August 1980, NANCY’S SPECIALTY FOODS became incorporated under the laws of this State by filing its Articles of Incorporation in this office.

That all documents amendatory and/or supplementary thereto (including Agreements of Merger, Restated Articles of Incorporation and Certificates of Determination of Preferences, if any), recorded in this office for said corporation, as of the date of this certificate, are as follows:

DOCUMENT		FILED
RESTATED ARTICLES OF INCORPORATION		January 24, 1991

AMENDED AND RESTATED ARTICLES
OF INCORPORATION		November 20, 1991

CERTIFICATE OF OWNERSHIP		September 24, 2003
Merged in:	Nancy’s Holding Co., Inc.
a Delaware corporation

SG

State of California

Secretary of State

RE:	NANCY’S SPECIALTY FOODS

DOCUMENT		FILED
PLAN AND AGREEMENT OF MERGER		October 26, 2005
Merged in:	KRSM Holdings, LLC
a Delaware corporation

STATEMENT OF INFORMATION		January 18, 2011

STATEMENT OF INFORMATION		January 29, 2013

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of June 5, 2013. DEBRA BOWEN Secretary of State

SG

NP-25 (REV 1/2007)

ARTICLES OF INCORPORATION OF NANCY’S SPECIALTY FOODS

I

The name of this corporation is Nancy’s Specialty Foods.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation’s initial agent for service of process is: Nancy S. Mueller, 1921 Menalto Avenue, Menlo Park, California.

IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 3,000,000.

DATED: August 11, 1980.

Nancy S. Mueller, Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is ray act and deed.

Nancy S. Mueller

RESTATED ARTICLES OF INCORPORATION OF NANCY’S SPECIALTY FOODS

Nancy S. Mueller and Mario M. Rosati certify that:

A. They are the President and Assistant Secretary, respectively, of Nancy’s Specialty Foods, a California corporation.

B. The articles of incorporation of this corporation are amended and restated to read in full as follows:

I

The name of this corporation is Nancy’s Specialty Foods.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

This corporation is authorized to issue only one class of shares of stock, designated “Common Stock,” such shares shall be without par value. The total number of shares which this corporation is authorized to issue is 3,000,000.

IV

1. Limitation of Directors’ Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

2. Indemnification of Corporate Agents. The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

3. Repeal or Modification. Any repeal or modification of this Article IV or any provision hereof shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification.

4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors.

5. The foregoing amendment and restatement of the Articles of incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 1,125,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required.

We declare under penalty of perjury under the laws of the state of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: January 5, 1991

Nancy S. Mueller, President

Mario M. Rosati, Assistant Secretary

MG1035.W42(C1)

01/04/91

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

NANCY’S SPECIALTY FOODS

Nancy S. Mueller and Mario M. Rosati certify that:

A. They are the President and Assistant Secretary, respectively of Nancy’s Specialty Foods, a California corporation.

B. The Articles of Incorporation of this corporation are amended and restated to read in full as follows:

I

The name of this corporation is Nancy’s Specialty Foods.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

This corporation is authorized to issue one class of shares, designated Common Stock. The total number of shares of Common Stock which this corporation is authorized to issue is 12,000,000, without par value. On the date of filing of these Amended and Restated Articles of Incorporation, each outstanding share of Common Stock shall be split up and divided into four shares of Common Stock.

IV

1. Limitation of Directors’ Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

2. Indemnification of Corporate Agents. This corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification.

C. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors.

D. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 1,125,000. The number of shares voting in favor of the amendment equalled or exceeded the vote required.

We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: November 19, 1991

Nancy S. Mueller, President

Mario M. Rosati, Assistant Secretary

NANCY’S SPECIALTY FOODS AMENDED AND RESTATED ARTICLES MMRC2M.W42(C1) 11/12/91	–2–

CERTIFICATE OF OWNERSHIP OF NANCY’S HOLDING CO., INC. (a Delaware corporation) INTO

NANCY’S SPECIALTY FOODS

(a California corporation)

To the Secretary of State

State of California

Pursuant to the provisions of the General Corporation Law of the State of California, the undersigned officers of the foreign parent corporation hereinafter named do hereby certify as follows:

1.	The name of the subsidiary corporation, which is a business corporation incorporated on August 14, 1980 pursuant to the General Corporation Law of the State of California, and which is to be the surviving corporation under the merger herein certified, is Nancy’s Specialty Foods (the “Subsidiary”).

2.	The name of the parent corporation, which is a business corporation incorporated on March 8, 2000 pursuant to the General Corporation Law of the State of Delaware, and which is to be the disappearing corporation under the merger herein certified, is Nancy’s Holding Co., Inc. (the “Parent”).

3.	The Parent owns 100% of the outstanding shares of the Subsidiary.

4.	The following is a copy of the resolutions to merge the Parent into the Subsidiary as adopted and approved by the Board of Directors of the Subsidiary and the Board of Directors and the sole stockholder of the Parent:

NOW, THEREFORE, BE IT RESOLVED, that the Parent, which is a business corporation of the State of Delaware and the owner of all of the outstanding shares of the Subsidiary, which is a business corporation of the State of California, merge with and into the Subsidiary, pursuant to the provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California, with the Subsidiary to be the surviving corporation in such merger and that all of the estate, property, rights, privileges, powers and franchises of the Parent be vested in and held and enjoyed by the Subsidiary as fully and entirely and without change or diminution as the same were before held and: enjoyed by the Parent in its name;

RESOLVED FURTHER, that the Parent shall be the disappearing corporation upon the effective date of the merger herein provided for pursuant to the provisions of the Delaware General Corporation Law, and the Subsidiary shall continue its existence as the surviving corporation pursuant to the provisions of the California General Corporation Law;

RESOLVED FURTHER, that the proper officer of the Parent be and hereby is directed to make and execute a Certificate of Ownership (the “Certificate of Ownership”) setting forth a copy of the resolutions to merge the Parent with and into the Subsidiary, and thereby assume its liabilities and obligations, and to cause the Certificate of Ownership to be filed with the Secretary of State of the State of California and to do all acts and things whatsoever, whether within or without the State of California, which may be necessary or proper in order to effect said merger;

FURTHER RESOLVED, that the proper officer of the Parent be and hereby is directed to make and execute a Certificate of Ownership and Merger (the “Certificate of Ownership and Merger”) setting forth a copy of the resolutions to merge the Parent with and into the Subsidiary, and thereby assume its liabilities and obligations, and to cause the Certificate of Ownership and Merger to be filed with the Secretary of State and to do all acts and things whatsoever whether within or without the State of Delaware, which may be necessary or proper in order to effect said merger;

RESOLVED FURTHER, that said merger shall be effective (a) in the State of California on the date the Certificate of Ownership is filed with the Secretary of State of the State of California and (b) in the State of Delaware on the date the Certificate of Ownership and Merger is filed with the Secretary of State of the State of Delaware (the “Effective Date”); and

RESOLVED FURTHER, that each issued and outstanding share of capital stock of the Parent shall be converted into one share of common stock of the Subsidiary which equals an aggregate of 100 shares of common stock, no par value, of the Subsidiary. The previously outstanding shares of the Subsidiary shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, but each said share which is issued as of the Effective Date of the merger shall be surrendered and extinguished; and

RESOLVED FURTHER, that the Board of Directors of the Subsidiary and the proper officers of the Subsidiary are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of the merger herein provided for.

5.	Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Subsidiary at any time prior to the time that this merger filed with the Secretary of State of the State of California becomes effective.

*************

IN WITNESS WHEREOF, on the date set forth below, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he signed this Certificate of Ownership in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

Signed on:	September 24, 2003

By:
Robert Kroll
President

By:
Adam Ferrif
Secretary

PLAN AND AGREEMENT OF MERGER Between KRSM Holdings, LLC and Nancy’s Specialty Foods

PLAN AND AGREEMENT OF MERGER, dated this 24th day of October 2005, between KRSM Holdings, LLC, a Delaware limited liability company (“KRSM”), and Nancy’s Specialty Foods, a California corporation (“Nancy’s”).

WITNESSETH that:

WHEREAS, KRSM owns 100% of the Issued and outstanding shares of common stock of Nancy’s;

WHEREAS, H. J. Heinz Company (“Heinz”) is the sole member of KRSM;

WHEREAS, KRSM desires to merge with and into Nancy’s, as hereinafter specified; and

WHEREAS, the sole member of KRSM and the sole shareholder of Nancy’s deem it advisable and in the best interests of KRSM and Nancy’s that KRSM be merged with and into Nancy’s in a transaction which qualifies as a statutory merger under the applicable provisions of the Limited Liability Company Act of Delaware and the California Corporations Code.

NOW, THEREFORE, KRSM and Nancy’s, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of such merger and mode of carrying the same into effect as follows:

FIRST:	Nancy’s hereby merges into itself KRSM and said KRSM shall be and hereby is merged into Nancy’s which shall be the surviving corporation.

SECOND:	The Articles of Incorporation of Nancy’s, which is the surviving company, and as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Articles of Incorporation of the company surviving this merger.

27647-1

KRSM Holdings, LLC

10/28/2005

THIRD:	Each membership interest of KRSM which shall be issued and outstanding on the effective date of this Agreement shall be surrendered by Heinz and canceled and Heinz shall receive in consideration for such membership interest each share of Nancy’s common shares issued and outstanding as of the effective date of this Agreement.

FOURTH:	The terms and conditions of the merger are as follows:

a. The Articles of Incorporation of Nancy’s as it exists on the effective date of this Agreement shall be and remain the Articles of Incorporation of the surviving company until the same shall be altered, amended or repealed as therein provided.

b. The officers of Nancy’s shall continue in office until their successors shall have been elected by the board of directors of Nancy’s

c. The merger shall be effective on November 15, 2005.

d. Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of KRSM shall be transferred to, vested in and devolve upon Nancy’s without further act or deed and all property, rights and every other interest of KRSM and Nancy’s shall be as effectively the property of Nancy’s as they were of KRSM and Nancy’s, respectively. KRSM hereby agrees from time to time, as and when requested by Nancy’s or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as Nancy’s may deem to be necessary or desirable in order to vest in and confirm to Nancy’s title to and possession of any property of KRSM acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of Nancy’s and the proper officers and member of KRSM are fully authorized in the name of KRSM or otherwise to take any and all such action.

e. Upon the merger becoming effective, all liabilities and obligations of every kind and description of KRSM shall be transferred to, vested in and devolve upon Nancy’s without further act or deed and all liabilities and obligations of Nancy’s and KRSM shall be as effectively the responsibility of Nancy’s as they were of KRSM and Nancy’s, respectively.

27847-1

KRSM Holdings, LLC

10/28/2005

FIFTH:	The surviving corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of KRSM as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit of other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of section 262 of Title 8 of the Delaware Code and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is Nancy’s Specialty Foods, c/o H. J. Heinz Company, P.O. Box 57 Pittsburgh, Pennsylvania 15219 until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to said Heinz at the above address.

SIXTH:	It is intended that, for U.S. Federal income tax purposes, the merger described herein shall qualify as a tax-free reorganization described in Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”). This Plan and Agreement of Merger shall constitute a plan of reorganization for purposes of the Code and the regulations thereunder.

27847-1

KRSM Holdings, LLC

10/28/2005

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolution adopted by their respective shareholder and member, have caused these presents to be executed by each party hereto as the respective act deed and agreement of said corporation and limited liability company as of the date first written above.

NANCY’S SPECIALTY FOODS		KRSM HOLDINGS, LLC
By: H. J. HEINZ COMPANY, sole member

By:		By:
Name:	John C. Crowe	Name:	Robert M. Johnston
Title:	Vice President	Title:	Vice President

By:		By:
Name:	Loretta E. Lobes	Name:	Amelia L. Beck
Title:	Secretary	Title:	Assistant Secretary

27847-1

KRSM Holdings, LLC

10/28/2005

OFFICER’S CERTIFICATE

We, John C. Crowe and Loretta E. Lobes certify that:

1.	We are the Vice President and Secretary, respectively, of Nancy’s Specialty Foods, a corporation duly organized and existing under the taws of the state of California.

2.	The total number of outstanding shares of each class of the corporation entitled to vote on the merger is as follows:

Class	Total No. of Shares Entitled to Vote

Common	100

3.	The principal terms of the Plan and Agreement of Merger were approved by the sole shareholder of this Corporation by unanimous written consent.

4.	Each class entitled to vote and the minimum percentage vote of each class is as follows:

Class	Minimum Percentage Vote

Common	100%

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

BY:		BY:
	John C. Crowe		Loretta E. Lobes
	Vice President		Secretary

27847-1

KRSM Holdings, LLC

10/28/2005

State of California Secretary of State

OTHER BUSINESS ENTITY

CERTIFICATE OR MERGER

(Corporations code Sections 1113(g)(1) and (2), 8019.1, 8019.1 and 12640.1)

Filing Fee – Please see instructions.

IMPORTANT – Read instructions before completing this form.

This Space For Filing Use Only
1. Name of surviving entity: NANCY’S SPECIALTY FOODS	2. Type of entity: CORPORATION	3. Secretary of State File Number: 999587	4. Jurisdiction: CALIFORNIA
5. Name of disappearing entity KRSM HOLDINGS, LLC	6. Type of entity: LIMITED LIABILITY COMPANY	7. Secretary of State file Number:	8. Jurisdiction: DELAWARE
9. Future effective date if any: Month Day Year
NOVEMBER 15, 2005
10. If a vote was required enter the outstanding interests of each class entitled to vote on the merger and the percentage of vote required:
Surviving Entity		Disappearing Entity
Each class entitled to vote	Percentage of vote required	Each class entitled to vote	Percentage of vote required

Common	100%	One Member	100%
11. The principal terms of the agreement of merger were approved by a vote of the number of interests or shares of each class that equaled or exceeded the vote required.
12. If equity securities of a parent party are to be issued in the merger:
[ ] No vote of the shareholders of the parent party was required. [ ] The required vote of the shareholders of the parent party was obtained.
SECTION 13 IS ONLY APPLICABLE IF THE SURVIVING ENTITY IS A DOMESTIC LIMITED LIABILITY COMPANY, DOMESTIC LIMITED PARTNERSHIP OR PARTNERSHIP.

13.   Requisite changes to the information set forth in the Articles of Organization, Certificate of Limited Partnership or Statement of Partnership Authority of the surviving limited liability company; limited partnership or partnership resulting from the merger. Attach additional pages, if necessary.

SECTION 14 IS APPLICABLE IF THE SURVIVING ENTITY IS AN OTHER BUSINESS ENTITY.
14. Principal business address of the surviving other business entity:
Address:
City:	State:		Zip:
15. Other information required to be stated in the Certificate of Merger by the laws under which each constituent other business entity is organized. Attach additional pages if necessary.
16. Statutory or other basis under which each foreign other business entity is authorized to effect the merger. DELAWARE LLC ACT, TITLE 6, SECTION 18-209
17. Number of pages attached, If any:

18.   I certify that the statements contained in this document are true and correct of my own knowledge. I declare that I am the person who is executing this [ILLEGIBLE] which execution is my act and deed.

10/25/05			John C. Crowe – Vice President
Signature of Authorized Person for the Surviving Entity Date:			Type or Print Name and Title of Person Signing
10/25/05			Loretta E. Lobes – Secretary
Signature of Authorized Person for the Surviving Entity Date:			Type or Print Name and Title of Person Signing
10/25/05			John C. Crowe – Vice President
Signature of Authorized Person for the Disappearing Entity Date:			Type or Print Name and Title of Person Signing
10/25/05			Loretta E. Lobes – Secretary
Signature of Authorized Person for the Disappearing Entity Date:			Type or Print Name and Title of Person Signing
For an entity that is a business trust, real estate investment trust or an unincorporated association, set forth the provision of law or other basis for the authority of the person signing.

SEC/STATE REV. [ILLEGIBLE]	FORM [ILLEGIBLE] – Approved by Secretary of State
[ILLEGIBLE]

I hereby certify that the foregoing transcript of 15 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

JUN 05 2013

Date: ____________

Debra Bowen

DEBRA BOWEN, Secretary of State